UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 15, 2008

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008 (the “Effective Date”), Ariba, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Ahmed Rubaie for the purpose of reimbursing Mr. Rubaie for certain payments that he has made in connection with a rental agreement for his home in Boston which he vacated due to his employment with Ariba. These payments total $232,000 and include payments of rent, securities deposit, professional fees and commissions plus a lump sum payment releasing him from all further obligations under such lease agreement. The Amendment provides for the reimbursement to be made on an after tax basis and further provides that Mr. Rubaie must return to the Company all reimbursement payments and tax gross-up payments if Mr. Rubaie voluntarily terminates his employment with the Company prior to July 21, 2009.

The foregoing summary is qualified by reference to the copy of the Amendment that is attached as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated October 15, 2008, by and between Ariba, Inc. and Ahmed Rubaie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 16, 2008	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated October 15, 2008, by and between Ariba, Inc. and Ahmed Rubaie.